UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 30, 2009
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
                 Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
         (301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
           N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 30, 2009, First Potomac Realty Trust (the “Company”) announced that it has completed the repurchase of an additional $18.0 million of 4% Exchangeable Senior Notes due 2011 (the “Senior Notes”) of First Potomac Realty Investment Limited Partnership, the Company’s operating partnership, for approximately $12.6 million. The Company’s Board of Trustees has authorized the Company to spend, from time to time, at negotiated prices less than par, up to $60.0 million for the repurchase of outstanding Senior Notes. The Company previously announced that it had repurchased, in a series of privately negotiated transactions, approximately $34.0 million of Senior Notes for approximately $28.6 million. Any future repurchases of Senior Notes will depend upon market conditions and other factors determined by the Company. The information in this report is neither an offer to purchase nor a solicitation to buy any of the Senior Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
January 30, 2009	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President, General Counsel and Secretary